Exhibit 99

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

Stage Stores Reports Increases of 4.4% in Total Sales and 1.9% in Comparable Store Sales for December

HOUSTON, TX, January 6, 2011 - Stage Stores, Inc. (NYSE: SSI) today reported that its total sales for the five week December period ended January 1, 2011 increased 4.4% to $266 million from $255 million in the prior year five week period ended January 2, 2010.  Comparable store sales increased 1.9%.

The Company achieved comparable store sales increases in its accessories, cosmetics, footwear, gifts, junior’s and men’s categories during December.  Geographically, all regions of the country had comparable store sales gains during the month.

SALES SUMMARY

	Comparable Store Sales		Total Sales
	% Increase (Decrease)		($ in Millions)
Fiscal Period	2010	2009	2010	2009
1st Quarter	(0.6)	(9.0)	340	333
2nd Quarter	(1.6)	(10.7)	345	342
3rd Quarter	(0.3)	(5.4)	332	325
November	2.4	(12.5)	116	110
December	1.9	(2.2)	266	255
4th Qtr-To-Date	2.1	(5.6)	382	365
Year-To-Date (11 Mos)	(0.1)	(7.7)	1,399	1,365

Andy Hall, President and Chief Executive Officer, commented, “We are pleased with our December sales performance.  Our new stores performed well, all regions of the country generated positive comparable store sales results, our small market stores outperformed our larger stores, and our eCommerce platform was successfully launched.  We are optimistic about January and expect the comparable store sales increase for the fourth quarter to be near the high end of our guidance range of 1% to 3%.”

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Stage Stores Reports
December Sales
Page – 2

Store Activity
The Company stated that no new stores were opened during December.  Looking ahead, the Company plans to close three stores in January.  With these closures, the Company’s store count at fiscal year end will be 786 versus 758 at the end of last year.

13th Annual ICR XChange Conference
The Company also announced today that Andy Hall and Ed Record will make a presentation at the 13th Annual ICR XChange Conference on Thursday, January 13, 2011, at 2:35 pm Eastern Time.  The conference is being held at The St. Regis Monarch Beach Resort in Dana Point, CA.

A live webcast of the presentation will be available.  To access the webcast, log on to the Company's web site at www.stagestoresinc.com and then click on Investor Relations, then Webcasts, then the webcast link.  A replay of the presentation will be available online for approximately 30 days.

About Stage Stores
Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 789 stores located in 39 states.  The Company operates its stores under the five names of Bealls, Goody’s, Palais Royal, Peebles and Stage.  For more information about Stage Stores, visit the Company’s web site at www.stagestoresinc.com.

Caution Concerning Forward-Looking Statements
This document contains “forward-looking statements”. Forward-looking statements reflect our expectations regarding future events and operating performance and often contain words such as "believe", "expect", "may", "will", "should", "could", "anticipate", "plan" or similar words.  In this document, forward-looking statements include comments regarding the number of stores that the Company plans to close in January, as well as the Company’s fourth quarter comparable store sales expectations.  Forward-looking statements subject to a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") on March 30, 2010, and other factors as may periodically be described in our other filings with the SEC.  Forward-looking statements speak only as of the date of this document.  We do not undertake to update our forward-looking statements.

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